Exhibit 10.5

FIRST AMENDMENT TO

NABORS INDUSTRIES, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective as of January 1, 2017)

WHEREAS, Nabors Industries, Inc. (the “Company”) has heretofore established the Nabors Industries, Inc. Executive Deferred Compensation Plan, as amended and restated effective as of January 1, 2017 (the “Plan”), for the benefit of its and its participating affiliates’ eligible employees; and

WHEREAS, the Company desires to amend the Plan in certain respects.

NOW, THEREFORE, the Plan shall be amended as follows effective as of August 9, 2019:

1. Section 7.8(g) of the Plan shall be deleted and the following shall be substituted therefor:

“(g)A Participant shall be entitled to receive distribution of all or such portion of the Vested Interest in his Accounts, in a single lump sum payment, under any other circumstance permitted under Treasury Regulation § 1.409A-3(j)(4) or any successor regulation thereto or prescribed by the Commissioner of Internal Revenue in generally applicable guidance published in the Internal Revenue Bulletin, including, without limitation, a distribution of all or a portion of the Vested Interest in such Participant’s Accounts to an alternate payee (as defined in Section 414(p)(8) of the Code) pursuant to a domestic relations order (as defined in Section 414(p)(1)(B) of the Code); and”

2. Except as amended hereby, the Plan is specifically ratified and reaffirmed.

[Remainder of Page Intentionally Blank;

Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 9th day of August, 2019, effective for all purposes as provided above.

NABORS INDUSTRIES, INC.

By:	/s/Michael Rasmuson
Michael Rasmuson
Vice President, General Counsel &
Chief Compliance Officer